     As filed with the Securities and Exchange Commission on June 2, 1994
                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                    Form S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933
                                _______________

                     BLOCKBUSTER ENTERTAINMENT CORPORATION
               (Exact name of issuer as specified in its charter)

            Delaware                                 75-1849418
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
 incorporation or organization)

         One Blockbuster Plaza
        Fort Lauderdale, Florida                       33301
(Address of principal executive offices)             (Zip Code)

          Blockbuster Entertainment Corporation 1994 Stock Option Plan
                              (full title of plan)

                               Thomas W. Hawkins
               Senior Vice President, General Counsel & Secretary
                             One Blockbuster Plaza
                        Fort Lauderdale, Florida  33301
                    (Name and address of agent for service)

                                 (305) 832-3000
         (Telephone number, including area code, of agent for service)

                                    CALCULATION OF REGISTRATION FEE
============================================================================================================
       Title of                             Proposed maximum      Proposed maximum
    Securities to        Amount to be        offering price           aggregate            Amount of
    be registered         registered         per share (1)       offering price (1)     registration fee (1)
- ------------------------------------------------------------------------------------------------------------
   Common Stock           15,000,000
   $0.10 par value          Shares          $25.50 to $26.75       $394,879,856            $136,165.47
============================================================================================================


(1) Calculated in accordance with Rule 457(h) on the basis of the exercise prices of options granted (5,096,115 shares at $25.50) and, with respect to shares not subject to options granted, in accordance with Rule 457(c) on the basis of the average of the high and low sales prices of the Company's Common Stock on May 25, 1994.

                             INTRODUCTORY STATEMENT


         This Registration Statement on Form S-8 is being filed to register 15,000,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), of Blockbuster Entertainment Corporation, for issuance upon the exercise of options to be granted under the Blockbuster Entertainment Corporation 1994 Stock Option Plan.

         Pursuant to Rule 428(b)(1), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 will be sent or given to employees, as specified in such Rule, in the form of a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with the note which precedes the instructions to
Part I of Form S-8, the prospectus has not been filed with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission by Blockbuster Entertainment Corporation (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, (3) the Company's Current Report on Form 8-K dated May 5, 1994, and (4) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A under
Section 12 of the Exchange Act, dated April 3, 1989.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  EXPERTS.

         The validity of the Common Stock offered hereby will be passed upon for the Company by Thomas W. Hawkins, Senior Vice President, General Counsel and Secretary of the Company. As of June 1, 1994, Mr. Hawkins had an aggregate beneficial ownership of 60,147 shares of Common Stock (including shares subject to stock options exercisable within 60 days of such date) and additional options to purchase 249,080 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware (the "GCL") empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that he is or was a director, officer, employee or agent of the Company. The GCL also provides that the Company may purchase indemnification insurance on behalf of any such director, officer, employee or agent. Section 8 of the Certificate of Incorporation and Article VII of the Company's by-laws provide for the indemnification by the Company of each director, officer, employee or agent of the Company to the full extent permitted by the GCL.

         Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         Number and Description of Exhibit

3(i)(a) Certificate of Incorporation of the Registrant as amended through May 15, 1990 (incorporated by reference to Exhibit 3(i) to the Registrant's Registration Statement No. 33-50867 on Form S-3).

3(i)(b)  Certificate of Amendment of Registrant's Certificate of Incorporation.

3(ii) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Registrant's Registration Statement No. 33-50867 on Form S-3).

4.1      Specimen Common Stock Certificate (incorporated by reference to
         Exhibit 4.3 to the Registrant's Registration Statement No. 33-17479 on Form S-1).

4.2 Indenture dated as of February 1, 1993 between Registrant and Continental Bank, National Association, as Trustee (incorporated by reference to Exhibit 2 to the Registrant's Form 8-A filed on February 10, 1993).

4.3 Specimen Certificate for Registrant's 6-5/8% Senior Note due February 15, 1998 (incorporated by reference to Exhibit 1 to the Registrant's Form 8-A filed on February 10, 1993).

5        Opinion of legal counsel (including consent).

23.1     Consent of Arthur Andersen & Co.

23.2     Consent of legal counsel (included in Exhibit 5).

99 Blockbuster Entertainment Corporation 1994 Stock Option Plan (incorporated by reference to Exhibit 10.35 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on June 2, 1994.


                                    BLOCKBUSTER ENTERTAINMENT CORPORATION


                                    By:   /s/ H. WAYNE HUIZENGA
                                          -----------------------------------
                                          H. Wayne Huizenga
                                          Chairman of the Board



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


  Signature                          Title                            Date
  ---------                          -----                            ----


/s/ H. WAYNE HUIZENGA        Chairman of the Board and             June 2, 1994
- ---------------------        Chief Executive Officer
H. Wayne Huizenga            (Principal Executive Officer)


/s/ STEVEN R. BERRARD        Vice Chairman, President              June 2, 1994
- ---------------------        and Chief Operating Officer
Steven R. Berrard


/s/ GEORGE D. JOHNSON, JR.   Director and President -              June 2, 1994
- --------------------------   Domestic Consumer Division
George D. Johnson, Jr.


/s/ GREGORY K. FAIRBANKS     Senior Vice President, Treasurer and  June 2, 1994
- ------------------------     Chief Financial Officer
Gregory K. Fairbanks         (Principal Financial Officer)



                     [Signatures continued on next page]

                  [Signatures continued from previous page]



/s/ ALBERT J. DETZ            Vice President                       June 2, 1994
- ------------------            and Corporate Controller
Albert J. Detz                (Principal Accounting Officer)


/s/ A. CLINTON ALLEN, III     Director                             June 2, 1994
- -------------------------
A. Clinton Allen, III


/s/ JOHN W. CROGHAN           Director                             June 2, 1994
- -------------------
John W. Croghan


/s/ DONALD F. FLYNN           Director                             June 2, 1994
- -------------------
Donald F. Flynn


/s/ JOHN J. MELK              Director                             June 2, 1994
- -----------------
John J. Melk

                    BLOCKBUSTER ENTERTAINMENT CORPORATION

                                EXHIBIT INDEX



         Number and Description of Exhibit


3(i)(a) Certificate of Incorporation of the Registrant as amended through May 15, 1990 (incorporated by reference to Exhibit 3(i) to the Registrant's Registration Statement No. 33-50867 on Form S-3).

3(i)(b)  Certificate of Amendment of Registrant's Certificate of Incorporation.

3(ii) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Registrant's Registration Statement No. 33-50867 on Form S-3).

4.1      Specimen Common Stock Certificate (incorporated by reference to
         Exhibit 4.3 to the Registrant's Registration Statement No. 33-17479 on Form S-1).

4.2 Indenture dated as of February 1, 1993 between Registrant and Continental Bank, National Association, as Trustee (incorporated by reference to Exhibit 2 to the Registrant's Form 8-A filed on February 10, 1993).

4.3 Specimen Certificate for Registrant's 6-5/8% Senior Note due February 15, 1998 (incorporated by reference to Exhibit 1 to the Registrant's Form 8-A filed on February 10, 1993).

5        Opinion of legal counsel (including consent).

23.1     Consent of Arthur Andersen & Co.

23.2     Consent of legal counsel (included in Exhibit 5).

99 Blockbuster Entertainment Corporation 1994 Stock Option Plan (incorporated by reference to Exhibit 10.35 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
         1993).